UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2009

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 23, 2009, Xenith Bankshares, Inc. (“Xenith Bankshares”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) stating that the merger (the “Merger”) of Xenith Corporation with and into First Bankshares, Inc. (now known as Xenith Bankshares, Inc.), which was effective on December 22, 2009, constituted a business combination that resulted in a “change of control” pursuant to NASDAQ Listing Rule 5110(a). Accordingly, the post-Merger entity was required to satisfy all of NASDAQ’s initial listing criteria and complete the initial listing process. The letter went on to state that the initial listing application was not approved because Xenith Bankshares did not meet the market value of publicly held shares requirement applicable for a company seeking initial listing on The NASDAQ Capital Market pursuant to NASDAQ Listing Rule 5505(b). Accordingly, Xenith Bankshares’ common stock is subject to delisting unless Xenith Bankshares requests a hearing before a NASDAQ Hearings Panel (the “Panel”), thereby staying the delisting proceedings and any suspension in trading in Xenith Bankshares’ common stock.

On December 24, 2009, Xenith Bankshares requested a hearing before the Panel to appeal NASDAQ’s determination. At the hearing, which is scheduled for January 28, 2010, Xenith Bankshares intends to present its plan for demonstrating compliance with the market value of publicly held shares requirement. Xenith Bankshares’ common stock will remain listed on The NASDAQ Capital Market at least until the Panel renders its decision following the hearing. There can be no assurance, however, that the Panel will grant Xenith Bankshares’ request for continued listing.

A copy of the press release issued by Xenith Bankshares on December 29, 2009 announcing receipt of the letter from NASDAQ is attached hereto as Exhibit 99.1 and is incorporated herein reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Xenith Bankshares on December 29, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2008

XENITH BANKSHARES, INC.

By:	/S/ THOMAS W. OSGOOD
Thomas W. Osgood
Executive Vice President, Chief Financial
Officer, Chief Administrative Officer and
Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release issued by Xenith Bankshares on December 29, 2009.